                                    AGREEMENT

                                     BETWEEN

                        ICRYSTAL SOFTWARE INC.,
                        A SUBSIDIARY OF ICRYSTAL INC., PUBLICLY TRADED ON NASD OTC BB WITH A TRADING SYMBOL
                        ICRS AND A HEAD OFFICE LOCATED IN THE CITY
                        OF SURREY, BC (HEREINAFTER REFERRED TO AS
                        THE "MASTER LICENSEE")

                                       AND

                        AMERICAN AMUSEMENTS CO., A BODY
                        CORPORATE INCORPORATED IN THE STATE OF NEBRASKA, WITH A HEAD OFFICE LOCATED IN THE CITY OF OMAHA
                       (HEREINAFTER REFERRED TO AS THE "SOFTWARE PROVIDER")


WHEREAS, the Master Licensee is in the business of developing, licensing, and re-licensing computer gaming software designed for use specifically on the Internet.

AND WHEREAS, the Master Licensee has the ability to license casino gaming style software to other parties who operate complete with 24 hour customer support and all necessary technical, e-commerce and server equipment necessary to sustain multiple Internet casino sites;

AND WHEREAS, the Software Provider is in the business of creating and developing unique and proprietary video gaming software (hereinafter referred to as the "software");

AND WHEREAS, the Master Licensee is desirous of licensing from the Software Provider and the Software Provider is desirous of licensing to the Master Licensee multiple casino style games based upon the software licensed from the Software Provider which the Master Licensee intends to re-license to other third parties all of which operate Internet casino gaming sites with valid, current, and legal Internet Casino Gaming Licenses issued by their appropriate jurisdictions;

THEREFORE, the parties hereto hereby agree to the following terms and conditions;

1. COMPENSATION: The Master Licensee shall deliver 250,000 common shares of ICRS to the Software Provider within 30 days of the execution of this Agreement. The shares will be subject to all applicable restrictions.

In addition, the Software Provider will receive 11% of the NET GAMING REVENUE of the total monthly NET GAMING REVENUE derived from the Internet casinos that the Master Licensee re-licenses that are using the Software Provider's software. Example is listed in Schedule A hereto attached. NET GAMING REVENUE is fully defined in Clause 4 of this Agreement. It is understood by all parties that monthly NET GAMING REVENUE totals shall be derived from the accumulated totals from all Casinos that utilize the Software Provider's gaming software that are re-licensed by the Master Licensee.

2. DUTIES AND OBLIGATIONS OF THE MASTER LICENSEE: The Master Licensee shall be responsible for, but not limited to, the following duties and obligations;

a. To ensure that all Internet casino operations which are utilizing the Software Provider's software have a valid casino gaming or business license.
b.   To develop all the websites associated with the software.
c.   To provide graphic or artistic support wherever necessary.
d. To pay, as required, the Software Provider's portion of NET GAMING REVENUE by the 16th day of the following month from which the revenue was received.
e. To guarantee that any source codes or other sensitive technology, or proprietary technology that is or has been developed by the Software Provider remains the property of the Software Provider.

1. DUTIES AND OBLIGATIONS OF THE SOFTWARE PROVIDER: The Software Provider shall be responsible for, but not limited to, the following duties and obligations;

a. To change, alter, or re-build the existing software so that it may be utilized for use on the Internet.
b. To provide technical support to the Master Licensee regarding the software at all times at no charge. The Software Provider also has taken all necessary steps to ensure the software is Y2K compliant.
c. To provide source codes for the back-end software as requested by the Master Licensee. Such codes are necessary since the program is going to be run on the Master Licensee's server.
d. To allow the Master Licensee to make cosmetic changes to the software as desired by the Master Licensee. Cosmetic changes are defined as changes in sounds and or graphics.

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2.   NET GAMING REVENUE: Net Gaming Revenue is described as follows;

Customer Purchases
LESS Customer Payouts
LESS E-Commerce Charges (currently 10%)
LESS Bank Card Holdback (currently 5% for 180 days)
LESS Chargebacks
LESS Jurisdiction Tax (Dominica = 5%)
= NET GAMING REVENUE
IT SHOULD BE NOTED THAT THE ABOVE E-CASH CHARGES ARE BASED ON VOLUME AND THEREFORE ARE SUBJECT TO CHANGE AND THAT THE HOLDBACK AMOUNT WILL BE AVAILABLE FOR DISTRIBUTION AS SOON AS IT IS RELEASED BY THE CREDIT CARD PROCESSOR.

3. RELATIONSHIP: There is no existing relationship in place between the Software Provider and the Master Licensee.

6. SOFTWARE PACKAGE: . It is understood by both parties hereto that the software delivered by the Software Provider shall consist of a variety of games comprised from the various versions of video poker, slot machines, blackjack, keno, scratch cards, and other games which may be made available from time to time.

4. ADVERTISING EXPENDITURE: All advertising shall be the responsibility of the Master Licensee's licensees.

8. TERM: This Agreement shall be binding upon, and endure to the benefit of the parties hereto for a five year period from the date of execution and will automatically renew on its anniversary dates for a further five year period.

9. EXCLUSIVITY: It is understood by all parties hereto that the Software Provider is in the business of licensing it's proprietary software to the Master Licensee for use on the Internet only and that while this Agreement is in effect, the Master Licensee shall have the exclusive rights to the software for use on Internet. It is also understood that the Software Provider will be licensing out similar or identical software or games to other parties at its sole discretion for use in other applications than the Internet.

10. DELIVERY DATE: It is recognized and understood by all parties that the Software Provider shall make every effort to deliver all software in a timely fashion. The Master Licensee may, but is not obligated to, provide the services of technical staff in order to both expedite the delivery date and to ensure that all aspects of the software will be compatible with the operating systems of the Master Licensee's licensees. In the event the Software Provider is unable to deliver any software to the Master Licensee within 180 days of the date of execution of this Agreement, then the Master Licensee may request, and the Software Providers agrees to, return the ICRS shares to the Master Licensee.

11. TERMINATION: Either party may terminate this Agreement upon breach by the other party by giving 60 days written notice of the details of the breach and allowing the offending party the opportunity to cure such breach during the 60 day notice period. If either party receives notice from the other party of an alleged breach, the breach must be a breach as determined by court justice or the independent arbitrator as set forth in Clause 13 of this Agreement. Both parties address for formal notice are written below. In the event the address changes for any of the parties, it is the responsibility of that party to notify the other party.


Software Provider

     AMERICAN AMUSEMENTS CO.


     3902 Q Street
     Omaha, Nebraska   68107
                 U.S.A.


Master Licensee

      ICRYSTAL SOFTWARE INC.
      3237 King George Highway
      Suite 101 B
      Surrey, BC,     V4P 1B7



12. MULTIPLE SITES: Both parties recognize that in order to market the software effectively, multiple Casino sites must be developed and marketed.

13. ARBITRATION: Any dispute regarding this Agreement shall be settled by binding independent arbitration in effect for the province of British Columbia, Canada and both parties hereto agree to accept and abide by the decision of the arbitrator. There shall be 1 arbitrator. If the parties hereto cannot agree on an arbitrator, then one shall be appointed by a court of competent jurisdiction. The losing party shall pay all the expenses of the arbitration.

14. SITUS: This Agreement shall be interpreted under the laws of the province of British Columbia, Canada and if any part of this Agreement should be found to be unenforceable, then the remainder of the Agreement shall remain unaffected and shall remain in force.

15. PREAMBLE: The preamble is and forms an integral part of this Agreement.

16. OWNERSHIP: It is understood by all parties that the Master Licensee is the licensee of the software and that in the event of termination or expiry of this Agreement, ownership of the software remains with the Software Provider.

17. TIME: Time is of the essence hereof.

18. BINDING: This Agreement shall be binding upon the heirs, assigns, trustees, assessors or court appointed agents or insolvency agents or representatives of any of the parties hereto.

19. ASSIGNMENTS: This Agreement may not be assigned by either party without prior written consent of the other party.

20. PROFITABILITY: There is no guarantee as to the profitability of the Casinos and it is totally understood by the parties that the ultimate profitability of the Casinos shall be determined by the marketing skills of the Master Licensee.

21. PROPRIETARY WARRANT: The Software Provider warrants that it is the owner of the software and that it has the legal right to enter into this Agreement with the Master Licensee.

22. CONFIDENTIALITY: Both parties shall not disclose the confidential information of either party to any third party without prior written consent, nor shall either party disclose the terms or contents of this Agreement to any third party who is not bound to maintain the confidentiality between the parties.

23. INDEMNIFICATION: The Master Licensee shall indemnify, save and hold Software Provider harmless from all expenses including; reasonable attorneys' fees and Costs arising out of or from the claim or claims by any person including but not limited To employees of Master Licensee or any third parties related to Master Licensees' sale, distribution, use, or re-license of the Software. Indemnification shall include, but not be limited to, litigation and claims arising in the arenas of copyrights, patents and trademarks. Notwithstanding the above, the Software Provider warrants that all Software provided to the Master Licensee is the Software Provider's proprietary software.

This Agreement supercedes any other agreements, written or verbal, and there are no other agreements, guarantees, conditions, clauses, or warrantees except those expressed herein.

Dated this 13 day of March, 2000 in the cities of Omaha, Nebraska and Surrey, BC. The parties hereto have hereby executed this Agreement and affixed their corporate seal where applicable.



MASTER LICENSEE
Icrystal Software Inc.

/S/  LARRY HRABI
------------------------------
Larry Hrabi
CEO



SOFTWARE PROVIDER
American Amusements Co.

/S/  JOHN FOX  3/13/00
-------------------------------
John Fox
President

         /S/  CHARLOTTE CIER

                                   SCHEDULE A


EXAMPLE ONLY


GROSS REVENUE                 $200,000.00
Less  E-Cash (10%)              20,000.00
Less Holdback (5%)              10,000.00
Less Chargebacks                 2,000.00
Less DominicaTax (5%)           10,000.00
                              -----------
NET GAMING REVENUE            $158,000.00



SOFTWARE PROVDER'S PROCEEDS


11% of $158,000.00 NET GAMING REVENUE  =    $  17,380.00